[MATRIX LOGO]







Matrix Bancorp, Inc.                               Contact: Guy A. Gibson
1380 Lawrence Street, Suite 1400                            President
Denver, Colorado 80204                                      (303) 595-9898

For Immediate Release March 29, 2001


      MATRIX BANCORP REPORTS NAME CHANGE OF UNITED FINANCIAL, APPOINTMENTS
            OF NEW PERSONNEL AND RECENT PLACEMENT OF TRUST PREFERRED

     Denver, Colorado - March 29, 2001 - Matrix Bancorp, Inc. (NASDAQ/NMS: MTXC) announced the following recent developments:

     United Financial, Inc., a wholly owned subsidiary of Matrix Bancorp, has changed its name to Matrix Capital Markets, Inc. Matrix Capital Markets, which may for a period of time continue to operate portions of it business under the United Financial trade name, continues to be a market leader in brokerage and consulting services to financial institutions and financial services companies in the mortgage banking industry. Carl de Rozario, President and CEO of Matrix Capital Markets, commented: "We are pleased to announce the name change to

     Matrix Capital Markets. I believe the name change will help clients and potential clients more readily identify the company as a member of the Matrix Bancorp family of companies."

     Todd A. Sherer has joined Matrix Capital Markets as Vice President and head trader of the whole loan trading group. Mr. Sherer brings 5 years of experience in the mortgage banking industry to the company, having specialized in the trading and securitization of mortgage-backed assets. In his previous position with Ocwen Federal Bank FSB, Mr. Sherer was responsible for the acquisition and disposition of loans, which included both performing and non-performing assets in all credit classes.

     Robert A. (Bob) Kohls, Jr. has joined Matrix Capital Markets as Vice President and Counsel and will serve as the point person for contract finance matters for the company. Mr. Kohls previously served as Assistant General Counsel with American General Finance.

     "Both Todd and Bob bring to Matrix Capital Markets expertise in the mortgage industry, as well as significant prior experience with well-known players in the business," commented Mr. de Rozario. "We are pleased to have them on board."

     On March 28, 2001, Matrix Bancorp closed an offering of $12.0 million of 10.18% trust preferred securities by Matrix Bancorp Capital Trust II, a statutory business trust established by Matrix Bancorp for the exclusive purpose of issuing and selling trust securities and using the proceeds to purchase from Matrix Bancorp senior subordinated debentures, which mature in 2031. The securities issued in the offering were sold in a private transaction pursuant to an applicable exemption from registration under the Securities Act of 1933, as amended (the "Act"), and have not been registered under the Act. The net proceeds of approximately $11.6 million will be used by Matrix Bancorp for general corporate purposes.

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     Certain statements contained in this press release that are not historical facts, including, but not limited to, statements that can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "predict," "plan," "estimate," or "continue" or the negative thereof or other variations thereon or comparable terminology, are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. The actual results of the future events described in such forward-looking statements in this report could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: third party claims or actions in relation to the ongoing or future bankruptcies filed by clients or customers; interest rate fluctuations; level of delinquencies; defaults and prepayments; general economic conditions; competition; government regulation; possible future litigation; the actions or inactions of third parties; the risks and uncertainties discussed elsewhere in this report and in Matrix Bancorp's current report on Form 8-K, filed March 14, 2001; and the uncertainties set forth from time to time in Matrix Bancorp periodic reports, filings and other public statements.

     Matrix Bancorp, Inc. is a unitary thrift holding company headquartered in Denver, Colorado. Its subsidiaries' operations are conducted primarily in Colorado, Arizona, Texas and New Mexico.